UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-12

U-HAUL HOLDING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee paid previously with preliminary materials:

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS OF U-HAUL HOLDING COMPANY

DATE: Thursday, August 20, 2026

TIME: 9:00 a.m. Pacific Daylight Time / 12 noon Eastern Daylight Time

PLACE: Shoen Family Conference and Fitness Center

45 E. Roanoke Ave, Phoenix, Arizona 85004

and webcast live at investors.uhaul.com

Dear Fellow Stockholders:	July 1, 2026

We look forward to the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of U-Haul Holding Company (the “Company”) and are pleased to once again offer our meeting materials over the internet and to webcast this Annual Meeting. We believe that using the internet to distribute our materials and to host the meeting will allow more stockholders to participate in the meeting. We also expect that this approach will lower costs associated with the meeting and is consistent with our environmental sustainability initiatives.

During the Annual Meeting, six proposals will be presented for consideration and approval:

Proposal 1:

The election of the following directors ("Directors"), each to hold office and serve as a member of the Board of Directors of the Company (the “Board”) until the 2027 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, and Roberta R. Shank.

Proposal 2:	An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Proposal 3:	An advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Proposal 4:	The ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

Proposal 5:

A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies, for the fiscal year ended March 31, 2026.

Proposal 6:

A proposal received from a Company stockholder proponent requesting that the Company issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them.

I encourage you to read the Proxy Statement for more information on each of these proposals, and to vote on each proposal.

Holders of the Company's voting common stock at the close of business on the record date of June 23, 2026, are entitled to vote, and may do so either at the Annual Meeting or by proxy. In addition, holders of voting common stock may also vote on any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the Securities and Exchange Commission’s proxy rules, New York Stock Exchange rules and any other applicable law, any proxy holders will vote as they determine in their discretion.

I encourage stockholders to participate in the Annual Meeting via the webcast in order to reduce the carbon footprint resulting from the Annual Meeting. I also encourage holders of the Company’s voting common stock to vote, whether or not you attend or participate in the meeting. The Board has fixed the close of business on June 23, 2026 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any continuation, adjournment or postponement thereof. If you vote over the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 19, 2026, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 17, 2026, for shares held in a Plan to be counted. Mail-in ballots should be mailed by August 6, 2026.

Sincerely yours,

/s/ Edward J. Shoen

Edward J. Shoen

Chairman and President

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 20, 2026

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of U-Haul Holding Company, a Nevada corporation (the “Company”, “U-Haul Holding Company”, "we", "us", or "our"), with respect to the 2026 Annual Meeting of Stockholders of U-Haul Holding Company and any continuation, adjournment or postponement thereof (the “Annual Meeting”). The matters to be voted upon at the Annual Meeting are:

(i)
The election of the following directors ("Directors"), each to hold office and serve as a member of the Board until the 2027 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, and Roberta R. Shank;
(ii)
An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement;
(iii)
An advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers;
(iv)
The ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 (“Fiscal 2027”);
(v)
A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for the fiscal year ended March 31, 2026 (“Fiscal 2026”); and
(vi)
A proposal received from a Company stockholder proponent requesting that the Company issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them.

The Notice of Internet Availability of Proxy Materials (the “Notice”) is first being sent to stockholders on or about July 1, 2026. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about July 1, 2026.

The Board has fixed the close of business on June 23, 2026 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any continuation, adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these materials?

Owners of record of U-Haul Holding Company common stock, par value $0.25 per share (“Voting Common Stock”), as of the close of business on the Record Date are entitled to vote in connection with the Annual Meeting. If you are a holder of Voting Common Stock, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders in connection with the Annual Meeting.

These materials are also being provided for informational purposes to owners of record of U-Haul Holding Company series N non-voting common stock, par value $0.001 (“Non-Voting Common Stock”). Shares of Non-Voting Common Stock do not entitle their holders to vote at the Annual Meeting.

Why have I received a Notice of Internet Availability of Proxy Materials?

In accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) governing the solicitation of proxies, we are permitted to furnish proxy materials to our stockholders on the internet, in lieu of mailing printed copies of the documents. You will not receive a printed copy of the proxy materials unless you request a printed copy. The Notice instructs you as to how to access the proxy materials on the internet. The Notice also instructs you as to how to vote. If you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice. You may also download or print these materials, or any portion thereof, from any computer with internet access and a printer.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record or beneficial owner of Voting Common Stock as of the close of business on the Record Date. As of the Record Date, there were 19,435,630 shares of Voting Common Stock outstanding and entitled to vote. Each holder of Voting Common Stock on the Record Date is entitled to cast one vote per share of Voting Common Stock held on all items being voted on at the Annual Meeting. In this Proxy Statement, when we refer to stockholders who may vote at the Annual Meeting, we are referring to holders of shares of Voting Common Stock.

Shares of Non-Voting Common Stock do not entitle their holders to vote at the Annual Meeting. There were 176,058,583 shares of Non-Voting Common Stock outstanding on the Record Date.

If you hold shares of Voting Common Stock and shares of Non-Voting Common Stock, you may only vote your shares of Voting Common Stock.

How do I attend the Annual Meeting?

The Annual Meeting will be webcast live over the internet at investors.uhaul.com and will be hosted at the Shoen Family Conference and Fitness Center, 45 E. Roanoke Avenue, Phoenix, Arizona 85004, at 9:00 a.m. Pacific Daylight Time / 12 noon Eastern Daylight Time, on August 20, 2026. Rather than physically attending the Annual Meeting, we encourage stockholders to attend the Annual Meeting via the live webcast. We believe this is one way to reduce the carbon footprint resulting from the Annual Meeting. In-person attendance at the Annual Meeting is limited to stockholders as of the Record Date or their legal proxies, and valid photo identification and a copy of such proxy, if applicable, is required for any such attendee. If your shares are held in “street name” (for instance, through a brokerage firm or bank), you will also need to bring evidence of your beneficial ownership, such as a recent statement from your brokerage account. We discuss holders in “street name” in more detail below.

What am I voting on?

You are voting on:

Proposal 1:

The election of the following Directors, each to hold office and serve as a member of the Board until the 2027 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, and Roberta R. Shank.

Proposal 2:	An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Proposal 3:	An advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Proposal 4:	The ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2027.

Proposal 5:

A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for Fiscal 2026.

Proposal 6:

A proposal received from a Company stockholder proponent requesting that the Company issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them.

In addition, stockholders may also vote on any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the SEC’s proxy rules and New York Stock Exchange (“NYSE”) rules and any other applicable law, the proxy holders will vote as they determine in their discretion.

How does the Board recommend that I vote my shares?

The Board's recommendations are as follows:

Proposal 1:	The Board recommends a vote “FOR” each of the Director nominees named in this Proxy Statement.

Proposal 2:	The Board recommends a vote “FOR” such proposal.

Proposal 3:	The Board recommends a vote “FOR” a three-year frequency for future advisory votes on the compensation of the Company’s Named Executive Officers.

Proposal 4:	The Board recommends a vote “FOR” such proposal.

Proposal 5:	The Board recommends a vote “FOR” such proposal.

Proposal 6:	The Board recommends a vote “AGAINST” such proposal.

We encourage all stockholders to vote their shares of Voting Common Stock. If you own your shares of Voting Common Stock pursuant to the Company’s Employee Stock Ownership Plan (“ESOP”) and you do not vote, the ESOP Trustee (as defined in the Proxy Statement) will vote your shares on your behalf, in its discretion. If you own your shares in “street name” we encourage you to specifically direct your broker (or other record holder) to vote your shares by returning appropriate voting instructions which will be provided to you from that broker or other record holder.

What types of votes are permitted on each Item?

Proposal 1:	You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any individual nominee you specify.
Proposal 2:	You may vote “FOR,” “AGAINST,” or “ABSTAIN”.
Proposal 3:	You may vote “FOR” once every “ONE,” “TWO,” “THREE” years or “ABSTAIN”.
Proposal 4:	You may vote “FOR,” “AGAINST,” or “ABSTAIN”.
Proposal 5:	You may vote “FOR,” “AGAINST,” or “ABSTAIN”.
Proposal 6:	You may vote “FOR,” “AGAINST,” or “ABSTAIN”.

If you vote “WITHHOLD” in the case of Proposal 1 with respect to any director nominee or “ABSTAIN” (in the case of Proposals 2, 3, or 4), your vote will not be counted as a vote cast in favor of such nominee or on such Proposal.

How many votes are needed to approve each Item?

Proposal 1:	The seven nominees receiving the most “FOR” votes will be elected.
Proposal 2:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.
Proposal 3:	The option of one year, two years, or three years receiving the most “FOR” votes will be the frequency selected by stockholders.
Proposal 4:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.
Proposal 5:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.
Proposal 6:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.

How many votes must be present, whether in person or by proxy, to hold the Annual Meeting?

In order for the Annual Meeting to proceed, holders of one-third of the outstanding shares of Voting Common Stock entitled to vote must be present, in person or by proxy, at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and broker non-votes (as described below) are included and counted for purposes of establishing a quorum at the Annual Meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and does not have discretionary voting authority with respect to a particular matter. Brokerage firms and banks have discretionary voting authority to vote with respect to “routine” matters; however, they do not have discretionary authority to vote on “non-routine” matters. The following proposals will be considered “non-routine” and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives specific voting instructions from you: Proposal 1 (Election of Directors), Proposal 2 (An Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers as Disclosed in the Proxy Statement), Proposal 3 (An Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers), Proposal 5 (Stockholder Proposal to Ratify and Affirm the Decisions and Actions Taken by the Board and Executive Officers of the Company with respect to U-Haul Holding Company, its Subsidiaries, and its Various Constituencies for Fiscal 2026), and Proposal 6 (Stockholder Proposal to Request that the Company Issue a Report Disclosing Current GHG Emissions Associated with its Fleet and Any Targets for Measurably Reducing Them). Broker non-votes are not considered votes cast and will not be counted towards any of these proposals and will have no effect on the outcome of such proposals. However, broker non-votes (as well as “abstain” and withheld votes) will be counted towards the presence of a quorum.

What if my shares of Voting Common Stock are not registered directly in my name?

If the record owner of your shares of Voting Common Stock is a brokerage firm or bank, then your shares are considered to be held in “street name”. If on the Record Date your shares were held in “street name” or you otherwise were not the record holder of those shares, then you are the beneficial owner of those shares, and those shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice, and other proxy materials if requested, as well as voting instructions, directly from that organization. As discussed directly above under the heading “What are broker non-votes”, if you own your shares in “street name” and do not instruct your broker, banker or other designated record holder of the shares as to how to vote, then that broker, banker or other designated record holder will only have discretion to vote on Proposal 4 (the Ratification of the Appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for Fiscal 2027), which is considered to be a “routine” matter. We encourage you to specifically direct your broker, banker (or other designated record holder) as to how to vote your shares by returning your voting instructions form or other documents as requested by your broker, banker or other designated record holder.

If I am a stockholder of record of Voting Common Stock, how do I cast my vote?

There are several ways to cast your vote:

•
You may vote over the internet by going to proxyvote.com. You will need to type in the control number indicated on your Proxy Card and follow the instructions.
•
You may vote over the telephone by dialing 1-800-690-6903 and following the recorded instructions. You will need the control number indicated on your Proxy Card.
•
You may vote by mailing in the Proxy Card. To vote by mail, you must first request and obtain a paper copy of the materials, which will include a Proxy Card. Then, complete, sign and date your Proxy Card and mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
•
You may vote in person at the commencement of the Annual Meeting.

If you vote over the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 19, 2026, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 17, 2026, for shares held in a Plan, to be counted. If you vote by mail, please ensure that your completed Proxy Card is mailed no later than August 6, 2026.

How do I vote if I hold my Voting Common Stock through the Company’s ESOP?

If you hold your Voting Common Stock through the ESOP, you may vote in the same manner as stockholders of record, as described immediately above. If you do not vote your stock held through the ESOP, the ESOP Trustee will vote your shares for you, in the ESOP Trustee’s discretion. We encourage you to vote your ESOP shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our Voting Common Stock that you owned as of the close of business on the Record Date. Holders of Non-Voting Common Stock are not entitled to vote any shares of Non-Voting Common Stock at the Annual Meeting.

Who tabulates the votes cast at the Annual Meeting?

We have hired Broadridge Financial Solutions, Inc. or its designee (“Broadridge”) to tabulate the votes cast in connection with the Annual Meeting. In addition, an employee of Broadridge or its designee will be present at the Annual Meeting to serve as the Inspector of Elections.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, then all shares of Voting Common Stock validly represented by proxies will be voted in accordance with the discretion of the appointed proxy holder to the extent allowed by SEC and NYSE rules.

What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Notice or Proxy Card, your shares of Voting Common Stock are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Notice and Proxy Card.

How will I know the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final results will be reported on Form 8-K filed with the SEC within four business days following the Annual Meeting.

How can I access the Proxy Statement and Annual Report electronically?

To access the Proxy Statement and Annual Report electronically, please visit proxyvote.com or the Company’s Investor Relations website, investors.uhaul.com. You may also consent to receive all future Company proxy statements and annual reports electronically via e-mail. To sign up for e-delivery, please go to investors.uhaul.com, and click on the yellow “Electronic Delivery Enrollment” box toward the top of the page and follow the instructions.

How can I revoke my Proxy?

You may change or revoke your vote by filing with the Company’s Secretary either a notice of revocation or a signed Proxy Card bearing a later date than the Proxy Card you wish to revoke, or by later re-voting by telephone or over the internet, in each case no later than 11:59 p.m. Eastern Daylight Time on August 19, 2026, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 17, 2026 for shares held in a Plan. You may also revoke your vote with respect to your shares if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not automatically revoke your proxy absent specific action on your part.

Who will pay the costs of soliciting these Proxies?

The Board is soliciting proxies from holders of Voting Common Stock and Directors, officers or other employees may assist in that effort by mail, email, telephone, facsimile or in person. We are not paying any third party to solicit proxies on behalf of the Board, but should any costs arise related to the solicitation of proxies then the Company will bear those costs. We will not provide compensation, other than usual compensation, to our Directors, officers and other employees who solicit proxies.

PROPOSAL 1

THE ELECTION OF DIRECTORS

The Board has nominated the following individuals to stand for election at this Annual Meeting: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, and Roberta R. Shank, and to serve as members of the Board until the 2027 Annual Meeting or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. As of the filing date of this Proxy Statement, each of the nominees is willing and able to serve as a Director of the Company. See “Board of Directors and Corporate Governance” for information regarding each of the Director nominees.

The person named in the enclosed proxy will vote to elect all of the nominees as Directors for terms ending at the 2027 Annual Meeting, unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the seven nominees becomes unavailable to serve prior to the date of the Annual Meeting, the person named as proxy holder will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board elects not to fill the vacancy or reduces the total number of Directors. Samuel J. Shoen, a current Director and Vice Chairman of the Board, is not standing for re-election at the Annual Meeting. As of the date of this Proxy Statement, the Board has not yet identified or recommended a nominee to fill the vacancy that will result when Mr. Shoen’s term expires at the Annual Meeting.

Directors are elected by a plurality of the shares cast, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to individual specific nominees. You may not vote for more than seven nominees. The seven nominees who receive the greatest number of votes cast “FOR” their election will be elected as Directors.

The Board recommends a vote “FOR” each Director nominee named in the Proxy Statement.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), and the related rules of the SEC, the Company is providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Named Executive Officers as disclosed below in this Proxy Statement (commonly referred to as “say-on-pay”), including the Compensation Discussion and Analysis (the “CD&A”), the tabular disclosures regarding compensation of our Named Executive Officers and the narrative disclosure accompanying these tables.

We currently seek advisory votes on the compensation of our Named Executive Officers every three (3) years. We last sought an advisory vote in 2023. We are also required to seek an advisory vote from our stockholders on the frequency of future advisory votes on the compensation of our Named Executive Officers not less frequently than every sixth year. We last sought such an advisory vote on the frequency in 2020 and are seeking an advisory vote on the frequency at this Annual Meeting. Following the advisory vote at this Annual Meeting, we must seek the next such advisory vote not later than 2032.

As discussed in the CD&A, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified individuals to join the Company in executive positions as such positions are created or vacated. Our compensation program is intended to encourage an environment of teamwork, loyalty and fairness at all levels of the Company. This proposal gives you as a stockholder the opportunity to express your views regarding the Company’s executive compensation policies and procedures. The vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the principles and procedures described in this Proxy Statement.

Although this advisory vote is non-binding, the Board and the Compensation Committee value the views of stockholders and will consider the outcome of the vote when reviewing future compensation of Named Executive Officers.

The Board recommends a vote “FOR” approval of Proposal 2, as follows:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby Approved.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, enables our stockholders to indicate their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer future advisory votes once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three (3) years is the most appropriate alternative for the Company. We believe this is consistent with our approach of maintaining a long-time horizon in our management of the business, with a focus on investing and building value for the long term. Therefore, the Board recommends that you vote FOR A THREE-YEAR (3-YEAR) FREQUENCY for the advisory vote on executive compensation.

As an advisory vote, the vote on the frequency of future advisory votes on the Compensation of the Company’s Named Executive Officers is not binding upon the Board or the Company. However, the Compensation Committee and Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s Fiscal 2026 compensation program, including its principal components, philosophy, and objectives with respect to the compensation of the Company’s Named Executive Officers (“NEOs”). It should be read together with the compensation tables and related disclosures.

For Fiscal 2026, the Company’s NEOs were:

Edward J. Shoen, Chairman and President of U-Haul Holding Company;

Douglas M. Bell, President of Repwest Insurance Company;

Jason A. Berg, Chief Financial Officer of U-Haul Holding Company;

Samuel J. Shoen, Vice Chairman of U-Haul Holding Company and U-Box Project Manager; and

John C. Taylor, President of U-Haul International, Inc. (“U-Haul”).

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified individuals to join the Company in executive positions as such positions are created or vacated. The compensation program is intended to encourage an environment of teamwork, loyalty, and fairness at all levels of the Company.

While this CD&A focuses on the compensation of the NEOs, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior officers.

Implementation of Objectives

The Compensation Committee of the Board reviews the annual compensation paid to the President and other executive officers. In doing so, the Compensation Committee and the President keep in mind the Company’s approach to overhead costs and such executive officer’s impact on the Company’s objective of providing customers with an affordable product and service. In connection with its review of executive compensation, the Compensation Committee obtains feedback from the President regarding appropriate levels and components of compensation, and any other information the Compensation Committee may request.

The Compensation Committee reviews the compensation of the President at least annually to assess whether it is fair, reasonable, and aligned with the Company’s overall objectives. As a "controlled company", our Compensation Committee is not required to and does not determine or approve the compensation paid to our executive officers, including our NEOs. See "Board of Directors and Corporate Governance - Controlled Company Exemption" in this Proxy Statement.

The Company did not utilize any benchmarking measure in Fiscal 2026 and traditionally has not tied compensation directly to a specific performance measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group. Rather, the Company generally seeks to compensate individual executives commensurate with historic pay levels for such position, adjusted for time and tenure with the Company. Salary increases, when made, are strongly correlated to the President’s assessment of each Named Executive Officer’s performance and the President’s recommendation on the appropriateness of any increase. The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.

The intention of the Company has been to compensate the NEOs in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes, which, for tax years beginning before January 1, 2026, included review and consideration of the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, the Company may in its discretion provide compensation that is not “performance-based” under the Code. For Fiscal 2026, the Company expects to deduct most of the compensation paid to the Named Executive Officers pursuant to the Code.

Elements Used to Achieve Compensation Objectives

The principal components of the Company’s compensation program in Fiscal 2026 were:

•
Base salary;
•
Discretionary cash bonus;
•
Certain long-term incentives; and
•
Other benefits.

Base Salary. The Company pays its NEOs base salaries commensurate with the scope of their job responsibilities, individual experience, performance, and the period of time over which they have performed their duties. The base salary is typically reviewed annually with adjustments made based upon an analysis of performance and the addition or removal of functional responsibilities. There are no guarantees of base salary adjustments. The amount of base salary paid to each of the NEOs during Fiscal 2026 is shown in the Summary Compensation Table.

Discretionary Cash Bonus. In Fiscal 2026, discretionary cash bonuses were awarded to NEOs based upon subjective criteria determined by the President. These criteria included such factors as level of responsibility, contributions to results, and retention considerations. The Company has not entered into any agreements stipulating or guaranteeing bonuses for any of its NEOs. The amount of discretionary cash bonuses paid to each of the NEOs during Fiscal 2026 is shown in the Summary Compensation Table.

Certain Long-Term Incentives. In Fiscal 2026, the Company did not grant equity interests to its NEOs other than through its ESOP, which is available on the same terms to all employees of the Company. The Company has not implemented any specific policy requiring its NEOs or other officers or employees to own the Company’s common stock.

Other Benefits. The NEOs participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis, including medical, dental, vision, and prescription drug insurance, life insurance, accidental death and dismemberment insurance, disability insurance, a 401(k) plan, vacation and sick pay, and postretirement benefits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A prepared by management and included in this Proxy Statement for the Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the Proxy Statement for the Annual Meeting for filing with the SEC.

This report is submitted by the Compensation Committee.

James E. Acridge	John P. Brogan	Roberta R. Shank

Pursuant to Instructions 1 and 2 to Item 407(e)(5) of Regulation S-K this “Compensation Committee Report” shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall such report be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless the intention to do so is expressly indicated.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In 2025, the Company’s stockholders approved the 2025 U-Haul Holding Company Stock Option Plan (the “2025 Plan”), which is an incentive compensation plan that that could be used to grant incentive stock options, nonqualified stock options, and stock appreciation rights (and substitute awards relating thereto). The Company has not yet granted any stock options or similar awards pursuant to the 2025 Plan. Before any awards may be made under the 2025 Plan, the Board must approve its use. If the Board approves the use of the 2025 Plan, then it will be administered by the Compensation Committee of the Board or the independent directors of the Board.

We do not have a policy or practice in relation to the timing or the determination of the terms of a grant of options or other awards under the 2025 Plan in relation to the disclosure of material nonpublic information by the Company. If the Board approves the use of the 2025 Plan, then any grants made under the 2025 Plan will be made in accordance with applicable laws and the applicable rules of the NYSE or other national securities exchange on which the Company may then list its Voting Common Stock or Non-Voting Common Stock, including any such laws or rules relating to the timing of a grant of options or other awards under the 2025 Plan in relation to the disclosure of material nonpublic information by the Company.

During Fiscal 2026, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Fiscal 2026 Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

During Fiscal 2026, none of our NEOs were awarded options.

Compensation Risk Assessment

The Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not NEOs, and does not believe that such policies are reasonably likely to have a material adverse effect on the Company. In consideration of these matters and after reviewing each element of the Company’s compensation programs, including base salary, cash incentives and equity compensation, we determined that (i) our NEOs’ compensation, including incentive compensation, is not a significant percentage of revenue for the Company or any applicable subsidiary’s revenue, (ii) due in large part to our equity ownership structure, we believe that the interests of management and stockholders are strongly aligned, and (iii) due to the limited nature of our incentive compensation and range of potential increases in salaries year over year, as well as our overall conservative approach to compensation, our policies and programs do not encourage excessive risk-taking by our management or our Board and we believe such policies and procedures result in a strong alignment between the interests of management and stockholders.

2023 Advisory Vote on the Compensation of the Company’s Named Executive Officers

U-Haul Holding Company provided stockholders with an advisory vote on its compensation of the Company’s NEOs in 2023. At our 2023 Annual Meeting of Stockholders, more than 98% of the votes cast on this proposal were in favor of our executive compensation program and policies. The Compensation Committee evaluated the results of the vote and, due in part to the substantial stockholder support of our executive compensation program, the Compensation Committee did not recommend any changes to our executive compensation program and policies for Fiscal 2026 compensation. The Compensation Committee will continue to consider the outcome of future advisory votes when making any future recommendations relating to compensation for the NEOs.

At our 2020 Annual Meeting of Stockholders, stockholders approved the Board’s recommendation to make the frequency of future advisory votes on the compensation of the NEOs occur once every three years. Stockholders are asked to vote at this Annual Meeting to recommend the frequency of future advisory votes on the compensation of the Company’s NEOs. The Board will determine the timing of the next stockholder advisory vote on the compensation of NEOs after considering the results of the stockholder vote on Proposal 3 at this Annual Meeting. The Board has recommended that stockholders vote for a three-year (3-year) frequency for the advisory vote on executive compensation. If following this Annual Meeting the Board determines that an advisory vote on executive compensation will be held once every three years, then our next stockholder advisory vote on the compensation of NEOs vote will be at the Annual Meeting to be held in 2029.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Other (2)	Total Compensation
Edward J. Shoen	2026	$675,004	$200,000	$10,834	$130,000	$1,015,838

Chairman and President of U-Haul Holding Company

	2025	$675,004	$200,000	$20,041	$130,000	$1,025,045

	2024	$675,004	$200,000	$10,064	$130,000	$1,015,068

Jason A. Berg	2026	$430,779	$300,000	$12,863	$—	$743,642

Chief Financial Officer of U-Haul Holding Company

	2025	$415,392	$300,000	$21,998	$—	$737,390

	2024	$415,392	$300,000	$11,777	$—	$727,169

John C. Taylor	2026	$285,581	$300,000	$15,197	$15,000	$615,778

President of U-Haul

	2025	$285,580	$300,000	$24,330	$15,000	$624,910

	2024	$285,581	$300,000	$13,868	$15,000	$614,449

Samuel J. Shoen	2026	$283,461	$300,000	$12,378	$130,000	$725,839

Vice Chairman of U-Haul Holding Company and

U-Box Project Manager	2025	$275,000	$300,000	$21,516	$130,000	$726,516

	2024	$285,576	$300,000	$11,344	$130,000	$726,920

Douglas M. Bell	2026	$230,642	$147,077	$12,571	$—	$390,290

President of Repwest Insurance Company	2025	$234,427	$140,000	$21,708	$—	$396,135

(1)
Amounts represent the compensation cost recognized for financial statement reporting purposes under ASC: 718 Compensation—Stock Compensation for Fiscal 2026, the fiscal year ended March 31, 2025, and the fiscal year ended March 31, 2024, respectively with respect to our Non-Voting Common Stock allocated under the ESOP. Grant date fair value is the closing price on date of grant for stock, and also includes the value of the shares purchased by the ESOP from the $0.05, $0.05, $0.05, $0.05, $0.05 and $0.05 per share Non-Voting Common Stock dividends paid with respect to the ESOP shares beneficially owned as of March 16, 2026, December 15, 2025, September 15, 2025, June 16, 2025, March 17, 2025, December 16, 2024, September 16, 2024, June 17, 2024, March 18, 2024, December 18, 2023, September 18, 2023 and June 20, 2023, respectively, the record dates for such dividends.
(2)
Amounts represent annual fees paid to each NEO in his capacity as a director of the Company or Company subsidiaries or as a member of a committee of the U-Haul Holding Company Board.

Analysis of Fiscal 2026 Compensation Decisions

The compensation amounts for Edward J. Shoen, the Chairman and President of U-Haul Holding Company, and of the other executive officers are reviewed by the Compensation Committee. Base salaries for the NEOs did not materially change in Fiscal 2026.

Discretionary cash bonuses were paid to Edward J. Shoen, Jason A. Berg, John C. Taylor, Samuel J. Shoen, and Douglas M. Bell in Fiscal 2026 in recognition of their service to the Company as recommended by the President. The Company does not have an established bonus plan for its NEOs.

CEO PAY RATIO

Pursuant to the Dodd-Frank Act, we are required to disclose the median total annual compensation of all Company employees (excluding our principal executive officer), the total annual compensation of our principal executive officer, Mr. Edward J. Shoen, Chairman and President of U-Haul Holding Company (“PEO”), and the ratio of these two amounts.

The Company has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements occurs. In Fiscal 2026, Mr. Shoen earned $1,015,838, as reflected in the Summary Compensation Table included in this Proxy Statement. Our Fiscal 2026 median employee’s annual total compensation was $29,063. The ratio of the compensation paid to our PEO compared to the compensation paid to our median employee for Fiscal 2026 was 35:1.

In our Fiscal 2026 calculation, we calculated our median employee compensation using the same rules used to calculate total compensation for our PEO as set forth in the Summary Compensation Table. The pay ratio is a reasonable estimate calculated in accordance with SEC rules and methods for pay ratio disclosure. Due to estimates, assumptions and adjustments permitted under such rules, our pay ratio disclosures and methodologies may not be consistent with the disclosures and methodologies used by other companies.

In determining our median employee for Fiscal 2026, we prepared a list of all Company employees, whether full-time, part-time, temporary or seasonal, working in the United States and Canada as of March 31, 2026, and the taxable compensation paid to each such employee for Fiscal 2026. Mr. Shoen was not included on that list. We had approximately 34,700 employees as of March 31, 2026, of which 17,800 were full-time and 16,900 were part-time employees. The number of Company employees that worked in the United States was 32,600 and 2,100 in Canada. Employees on leaves of absence greater than one year were excluded from our list of employees.

To identify our median-compensated employee, we used a compensation measure consisting of base salary, base wages and bonuses for our employees. We did not annualize the compensation of any of our employees and, in accordance with the rules, we did not convert our part-time employees into a full-time equivalent status. The compensation paid to our Canadian employees was converted from Canadian dollars to U.S. dollars using a currency conversion rate representing the average daily conversion rate in the first and last months of Fiscal 2026. We did not make any cost-of-living adjustments to the wages paid to any employees.

PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain measures of the Company’s financial performance. SEC rules prescribe the disclosure included in this section; however, the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and the pay of its NEOs.

For Fiscal 2026, and for the fiscal years ended March 31, 2025, 2024, 2023, and 2022, the Compensation Committee did not utilize any benchmarking measure and traditionally has not recommended that compensation be tied directly to a specific performance measurement, market value of the Company’s Voting Common Stock or Non-Voting Common Stock, or benchmark related to any established peer or industry group. For a description of the Company’s compensation program, including its philosophy and objectives and its determination of compensation for the Company’s executive officers for Fiscal 2026, see “Compensation Discussion and Analysis” in this Proxy Statement. The Compensation Committee did not consider the pay versus performance disclosure below in connection with its review of the compensation of the Company’s executive officers for any of the years shown.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for non-PEO NEOs (1) ($)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)(3) ($)	Total shareholder return ($)		Peer Group Total Shareholder Return (4) ($)	Net income ($)	Moving and Storage EBITDA (5) ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)
2026	1,015,838	992,945	618,887	598,155	UHAL	78.33	127.19	83,128	1,645,859
					UHAL.B	73.23

2025	1,025,045	1,012,282	621,238	606,016	UHAL	107.15	100.78	367,090	1,619,714
					UHAL.B	96.62

2024	1,015,068	1,018,532	620,427	624,630	UHAL	110.72	110.80	628,707	1,567,985
					UHAL.B	96.62

2023	1,011,616	1,012,158	632,132	632,820	UHAL	97.79	98.68	924,472	1,817,521
					UHAL.B	84.13

2022	1,011,744	1,011,423	617,660	617,100	UHAL	97.67	111.29	1,124,362	2,052,723
					UHAL.B	97.67

(1)
Edward J. Shoen was PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each of the fiscal years ended March 31, 2023 and 2022 were Jason A. Berg, Chief Financial Officer of U-Haul Holding Company; John C. Taylor, President of U-Haul; Samuel J. Shoen, Vice-Chairman of U-Haul Holding Company and U-Box Project Manager; and Laurence J. De Respino, former General Counsel of U-Haul Holding Company through May 2023. The Non-PEO named executive officers for the fiscal year ended March 31, 2024 were Jason A. Berg, John C. Taylor, Samuel J. Shoen (each holding the same positions as in the fiscal years ended March 31, 2023 and 2022), and Mark A. Haydukovich, former President of Oxford Life Insurance Company through April 2024. The Non-PEO named executive officers for Fiscal 2026 and for the fiscal year ended March 31, 2025 (“Fiscal 2025”) were Jason A. Berg, John C. Taylor, Samuel J. Shoen (each holding the same positions as in the fiscal years ended March 31, 2024, 2023 and 2022), and Douglas M. Bell, President of Repwest Insurance Company.
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” columns of the Summary Compensation Table for each year from the “Total” column of the Summary Compensation Table and then: (i) adding the fair value as of the end of the fiscal year shown of all awards granted during such fiscal year; (ii) subtracting from the fair value as of the end of the prior fiscal year the amount equal to the fair value at the end of the prior fiscal year; and (iii) adding the fair value of the prior fiscal year awards granted using the closing price for the fiscal year shown. The following tables reflect the adjustments made to the Summary Compensation Table total compensation to compute CAP for our PEO and average CAP for our non-PEO NEOs. Our fiscal year begins on April 1 of each calendar year and ends on March 31 of the following year. For example, Fiscal 2026 began on April 1, 2025, and ended on March 31, 2026. Equity values are calculated in accordance with FASB ASC Topic 718.

Fiscal Year	NEO Type	Summary Compensation Table Total ($)	Subtract Equity Awards ($)	Add Fiscal Year End Value of Current Year Equity Awards ($)	Subtract Fiscal Year End Value of Prior Year Equity Awards ($)	Change in Value of Prior Equity Awards ($)	Total Compensation Actually Paid ($)
2026	PEO	1,015,838	(13,569)	10,285	(14,783)	(4,826)	992,945
	Non-PEO	618,887	(16,725)	12,500	(15,581)	(926)	598,155
2025	PEO	1,025,045	(20,041)	19,609	(10,944)	(1,387)	1,012,282
	Non-PEO	621,238	(22,388)	21,798	(12,986)	(1,646)	606,016
2024	PEO	1,015,068	(10,064)	12,331	(9,036)	10,233	1,018,532
	Non-PEO	620,427	(12,730)	15,305	(11,276)	12,904	624,630
2023	PEO	1,011,616	(8,487)	9,036	(9,420)	9,413	1,012,158
	Non-PEO	632,132	(10,579)	11,276	(11,062)	11,053	632,820
2022	PEO	1,011,744	(9,740)	9,420	(58)	57	1,011,423
	Non-PEO	617,660	(11,514)	11,062	(4,225)	4,117	617,100

(4)
The Peer Group TSR set forth in this table reflects the Dow Jones US Transportation Average Index which we also utilize in the stock performance graph required by Item 201(e)(1)(ii) of Regulation S-K included in our Annual Report for the year ended March 31, 2026. The comparison assumes $100 was invested for the period starting April 1, 2021, through the end of the listed year in the Company and in the Dow Jones US Transportation Average Index, respectively and that all dividends were reinvested. Historical stock performance is not necessarily indicative of future stock performance.
(5)
Earnings before interest, taxes, depreciation, and amortization for our Moving and Storage segment ("Moving and Storage adjusted EBITDA"), is a non-GAAP financial measure as defined under SEC rules. We determined Moving and Storage adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in Fiscal 2026 and Fiscal 2025 and the fiscal years ended March 31, 2024 and March 31, 2023. Moving and Storage adjusted EBITDA may not have been the most important financial performance measure for the fiscal year ended March 31, 2022, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

The following supplemental information is a reconciliation of Moving and Storage adjusted EBITDA to net earnings. The Company believes that widely accepted measures of operating profitability, such as earnings before interest, taxes, depreciation, and amortization, improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. This non-GAAP financial measure is not a substitute for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.

Moving and Storage adjusted EBITDA Calculations	Twelve	Twelve	Twelve	Twelve	Twelve
(In thousands, unaudited)	Months	Months	Months	Months	Months
	March 31,	March 31,	March 31,	March 31,	March 31,
	2026	2025	2024	2023	2022

Net earnings	83,128	367,090	628,707	924,472	1,124,362
Income tax expense (benefit)	10,341	94,747	194,398	285,627	338,119
Fees on early extinguishment of debt and costs of defeasance	1,108	495	-	1,009	956
Interest expense	364,868	296,721	257,187	224,999	168,491
Other interest income	(47,597)	(59,489)	(120,501)	(70,992)	(3,135)
Other components of net periodic benefit costs	1,383	1,488	1,458	1,216	1,120
Net (gains) losses on disposal of real estate	8,611	15,758	7,914	5,596	(4,120)
Depreciation, net of (gains) losses on disposals	1,287,021	958,184	663,931	486,795	482,752
Earnings from subsidiaries	(63,004)	(55,280)	(65,109)	(41,201)	(55,822)
Moving and Storage adjusted EBITDA	1,645,859	1,619,714	1,567,985	1,817,521	2,052,723

Description of Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”). The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

Actual Pay vs Cummulative TSR
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Actual Pay
140
130
120
110
100
90
80
70
60
50
40
30
20
10
-
Value of Investment
2022
2023
2024
2025
2026
Actual Pay to CEO
Average Actual Pay to Other NEOs
Value of $100 investment in UHAL Common Stock
Value of $100 investment in UHAL.B Common Stock
Value of $100 investment in Transportation Index

Description of Relationship Between Compensation Actually Paid and Net Income. The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during each of the five most recently completed fiscal years.

Actual Pay vs GAAP Net Income
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Actual Pay
1,200,000
1,100,000
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
GAAP Net Income
2022
2023
2024
2025
2026
Actual Pay to CEO
Average Actual Pay to Other NEOs
GAAP Net Income

Description of Relationship Between Compensation Actually Paid and Moving and Storage adjusted EBITDA. The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Moving and Storage adjusted EBITDA (in thousands) during each of the five most recently completed fiscal years.

Actual Pay vs Moving and Storage EBITDA
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Actual Pay
2,300,000
2,100,000
1,900,000
1,700,000
1,500,000
1,300,000
1,100,000
900,000
700,000
500,000
Moving and Storage EBITDA (in thousands)
2022
2023
2024
2025
2026
Actual Pay to CEO
Average Actual Pay to Other NEOs
Moving and Storage EBITDA (in thousands)

Description of Relationship Between Company TSR and Peer Group TSR. The following chart compares our cumulative TSR over each of the five most recently completed fiscal years to that of the Dow Jones US Transportation Average Index over the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among U-Haul Holding Company (UHAL and UHAL.B)
And The Dow Jones US Transportation Average Index

$140
$120
$100
$80
$60
$40
$20
$0
3/31/2021
3/31/2022
3/31/2023
3/31/2024
3/31/2025
3/31/2026
UHAL
U-Haul B-Shares
Dow Jones Transportation Index

*$100 invested on 3/31/2021 in stock or index including reinvestment of dividends.
Fiscal year ending March 31.

Tabular List of Most Important Financial Performance Measures. The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for Fiscal 2026 to Company performance. The measures in this table are not ranked.

Most Important Financial Measures
Moving and Storage Adjusted EBITDA
Moving and Storage Combined Moving Transactions and Occupied Storage Unit Count
Moving and Storage Operating Cash Flows

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has served as the Company’s principal independent registered public accounting firm since August 31, 2023, and the Audit Committee has selected Deloitte to audit the Company’s financial statements for Fiscal 2027.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that U-Haul Holding Company and its consolidated entities paid or accrued for the audit and other services provided by Deloitte, our independent registered public accounting firm, for Fiscal 2026 and Fiscal 2025.

	March 31,
	2026	2025
	(In thousands)
Audit fees	$5,599	$5,451
Audit-related fees	60	50
Tax fees	2	-
All other fees	-	-
Total	$5,661	$5,501

Audit Fees. This category includes the audit of U-Haul Holding Company’s annual financial statements included in the Annual Report on Form 10-K and the effectiveness of internal control over financial reporting as of fiscal year end, review of financial statements included in U-Haul Holding Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audits required by U.S. jurisdictions and regulatory filings for those fiscal years.

Audit-Related Fees. This category includes the aggregate fees for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) assistance in undertaking and applying financial accounting and reporting standards, (ii) accounting assistance with regard to actual and proposed transactions, (iii) services rendered in connection with registration statements and similar securities offering materials and (iv) the preparation and review of documents related to our securities offerings.

Tax Fees. This category consists of professional services provided by the independent registered public accounting firm for tax compliance, tax advice and tax planning.

All Other Fees. This category consists of fees billed for any other products and services provided by the independent registered public accounting firm not covered under the other captions above.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent registered public accounting firm. All Fiscal 2026 non-audit services listed above were pre-approved. The Audit Committee has determined that the provision of services by the independent registered public accounting firm described in the preceding paragraphs was compatible with maintaining the independent registered public accounting firm’s independence as the Company’s principal independent registered public accounting firm.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the independent registered public accounting firm to conduct an audit of our accounts for Fiscal 2027.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent registered public accounting firm. However, the Board has elected to submit the selection of Deloitte as the Company’s independent registered public accounting firm to stockholders for ratification as a matter of good corporate practice. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company, our stockholders, and other constituencies.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” approval of Proposal 4, regarding the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2027.

PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING RATIFICATION OF THE DECISIONS AND

ACTIONS OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FOR FISCAL 2026

Proposal 5 for consideration is a proposal from Company stockholders to ratify and affirm the decisions and actions taken by the Board and executive officers with respect to U-Haul Holding Company, its subsidiaries, and the Company’s various constituencies for Fiscal 2026. This proposal originates from the stockholder proposal originally received by the Company on September 24, 2008, approved at our 2009 Annual Meeting of Stockholders by a vote of 74% of shares voted. Additional stockholders of the Company joined the proposal in 2025.

The proposal provides as follows:

“Motion:

We do hereby submit a proposal for inclusion in the U-Haul Holding Company Annual Meeting proxy statement, that U-Haul Holding Company include on the ballot and in the annual meeting materials for such respective annual meetings a stockholder proposal from the undersigned stockholder proponents (or such other stockholder proponent(s) as may make the request, or as a management proposal in the event the undersigned are no longer stockholders of the Company and no comparable proposal is received from another stockholder), that all decisions and actions made by the U-Haul Holding Company Board of Directors and executive officers, with respect to U-Haul Holding Company and its subsidiaries for the time frame of April 1 of the year prior to the date of such Proxy Statement through March 31 of the year of such Proxy Statement, be ratified and affirmed.

Reason for Making the Proposal:

To support the U-Haul Holding Company Board of Directors and executive officers on their decisions for these time periods. We believe the Company is headed in a positive direction due to their leadership and guidance.”

In regard to this Proposal 5, reference is hereby made to the Company’s Annual Report on Form 10-K for Fiscal 2026, as well as the Company’s other public reports and other filings with the SEC, for disclosures relating to the Company. The stockholder proponents of Proposal 5 have represented to the Company that they have each continuously been the beneficial owner of a sufficient amount of the Company’s securities for a sufficient time period as required by Rule 14a-8. The Company will provide the names, addresses and shareholdings (to the Company’s knowledge) of the proponent of any stockholder proposal upon receiving an oral or written request made to the Company’s corporate secretary by mail at 2727 North Central Avenue, Phoenix, Arizona 85004 or phone at 602-263-6983.

The Board recommends a vote “FOR” approval of Proposal 5, regarding the ratification of the decisions and actions of the Board and executive officers with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for Fiscal 2026.

PROPOSAL 6 – STOCKHOLDER PROPOSAL REQUESTING THE COMPANY ISSUE A REPORT DISCLOSING CURRENT GHG EMISSION AND ANY TARGETS FOR MEASURABLY REDUCING THEM

The Company has received notice of the intention of a stockholder to present the following proposal for voting at the Annual Meeting. The text of the stockholder proposal and supporting statement appears exactly as received by the Company. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of such stockholder proposal and the Company disclaims responsibility for such statements contained in the stockholder proposal and supporting statement.

The proposal provides as follows:

“Whereas:Climate change poses macroeconomic risks that can depress returns for long-term diversified investors. Studies expect warming of 2°C to cost over $38 trillion annually by 2049.[1]

A warming climate is associated with systemic and enterprise risks including supply chain disruptions, lost productivity, infrastructure damage, and operational disruptions.[2] Climate-driven fixed asset losses could cut average company earnings by nearly 7.3% by 2035.[3]

U-Haul is subject to property loss from the physical risks of climate change. The Company’s vehicles and trailers are in demand in states with above average climate vulnerability, including Texas, Florida and North Carolina.[4]CARFAX estimated that Hurricane Helene damaged 138,000 vehicles across six states, with the highest rate of damage occurring in Florida.[5]

U-Haul also notes in its 10-K it “may become subject to federal, state, or provincial regulations that set a maximum amount of carbon emissions... [or] carbon-based taxes.”[6]Additionally, “regulations favoring electric, autonomous, and connected vehicles may... negatively affect [its] business.”[7]California legislation will require it to publish its greenhouse gas (GHG) emissions, and forthcoming regulation may require reporting climate mitigation strategies.[8]

U-Haul's website states that “climate change is a global environmental concern with potentially significant consequences for society and the transportation industry” and it “is committed to developing and implementing comprehensive climate-change strategies to manage and mitigate our greenhouse gas emissions.”[9]

While U-Haul has adopted initiatives to improve truck fuel economy and increase energy efficiency at owned locations, the Company does not disclose GHG emissions or reduction targets.[10]Further, it has yet to detail if and how it is supporting the transition of its over 192,100 trucks to electric.

Meanwhile, competitors have started to address the risks of a transitioning economy. Penske Automotive Group, Avis Budget Group, Enterprise Truck Rental, Fluid, and GoShare have taken steps to electrify their fleets, set GHG emissions reduction targets, and/or began disclosing GHG emissions. Global electric truck sales grew by almost 80% in 2024.[11]

To appropriately respond to climate-related risks and opportunities, remain competitive and protect long-term shareholder value, proponents believe U-Haul should take additional action to mitigate risks associated with the global shift to a clean energy economy.

RESOLVED: Shareholders request that U-Haul issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them. The report should be updated annually, prepared at reasonable cost, and omit proprietary information.

Supporting Statement: Proponent recommends, at board and management discretion, that the report consider frameworks, benchmarks and processes developed by credible third parties such as Science Based Targets initiative and Task Force for Climate Related Financial Disclosure. The company may undertake reasonable estimations to calculate and disclose GHG emissions.”

The stockholder proponents of Proposal 6 have represented to the Company that they have continuously been the beneficial owner of a sufficient amount of the Company’s securities for a sufficient time period as required by Rule 14a-8. The Company will provide the names, addresses and

[1] https://www.nature.com/articles/s41586-024-07219-0

[2] https://www.weforum.org/stories/2025/03/how-climate-hazards-are-reshaping-business-realities-and-responses/

[3] https://www.weforum.org/stories/2025/03/how-climate-hazards-are-reshaping-business-realities-and-responses/

[4] https://www.uhaul.com/Articles/About/U-Haul-Growth-Index-Texas-Back-ON-Top-As-No-1-Growth-State-Of-2025-36556/

[5] https://www.carfax.com/press/hurricane-helene

[6] https://investors.uhaul.com/redirect.aspx?file_name=U-Haul%20Holding%20Company%20Form%2010-K.pdf&id=3168146, 14

[7] https://investors.uhaul.com/redirect.aspx?file_name=U-Haul%20Holding%20Company%20Form%2010-K.pdf&id=3168146, 9

[8] https://ww2.arb.ca.gov/our-work/programs/california-corporate-greenhouse-gas-ghg-reporting-and-climate-related-financial; https://www.forbes.com/sites/jonmcgowan/2026/02/26/california-becomes-first-state-to-require-climate-change-reporting/

[9] https://www.uhaul.com/Articles/Sustainability/U-Haul-Is-Dedicated-To-Making-A-Difference-37/

[10] https://www.uhaul.com/Articles/Sustainability/Vision-Goals-198/

[11] https://www.iea.org/reports/global-ev-outlook-2025/trends-in-heavy-duty-electric-vehicles shareholdings (to the Company’s knowledge) of the proponent of any stockholder proposal upon receiving an oral or written request made to the Company’s corporate secretary by mail at 2727 North Central Avenue, Phoenix, Arizona 85004 or phone at 602-263-6983.

The Board recommends a vote “AGAINST” Proposal 6 regarding the Stockholder request that the Company issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them, that the report be updated annually, prepared at reasonable cost, and omit proprietary information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Our Board currently consists of eight Directors. Samuel J. Shoen, a Director and Vice Chairman of the Board, notified the Chairman of the Board on May 22, 2026, that he would not stand for re-election at the Annual Meeting. The Board has nominated the seven persons listed below to stand for election for a term expiring at the 2027 Annual Meeting of Stockholders, or upon the due election and qualification of any of their respective successors or their earlier death, resignation, or removal from office. As of the date of this Proxy Statement, the Board has not identified or recommended a nominee for the vacant Director position. The Board may appoint a new Director prior to the Annual Meeting of Stockholders to be held in 2027, and if it does so that Director would serve a term expiring at that annual meeting.

The following information regarding each Director nominated to stand for election sets forth the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Board believes that the experience, qualifications, attributes, and skills of the Director nominees will provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders and other constituencies. All seven nominees for Director are enrolled as members of the National Association of Corporate Directors (“NACD”).

EDWARD J. (“JOE”) SHOEN, 77, has served as Chairman of the Board since 1986 and President of the Company since 1987, as a Director of U-Haul since 1990, as a Director of Amerco Real Estate Company (“Real Estate”) since 1988 and as a Director of Repwest Insurance Company (“Repwest”) since 1997. Mr. Shoen has been associated with the Company since 1971. Mr. Shoen’s length of service and substantial involvement with the day-to-day operations of the Company places him in a unique position of understanding the numerous aspects of the moving and self-storage business. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. Mr. Shoen holds an MBA from Harvard University and a Juris Doctor degree from Arizona State University. Mr. Shoen is a member of the NACD.

JAMES E. ACRIDGE, 86, has served as a Director of the Company since 2013. Mr. Acridge’s experience in real estate, transportation, retail store operations and the relationships that he has established within the oil industry bring additional value to the Board. In 1968, Mr. Acridge founded Giant Industries, Inc. (“Giant”), based in Scottsdale, Arizona, where he served as Giant’s chairman and chief executive officer until his departure in 2002. By 2002, Giant was traded on the New York Stock Exchange and had grown to 186 convenience stores/service stations, with 1,000 miles of crude oil pipelines, three oil refineries, approximately 3,000 employees, five product terminals and 180 truck transports. In 2011, Mr. Acridge founded Quad Resources, LLC, an oil transportation company operating in west Texas. In addition, Mr. Acridge served as the project director for The OutPost, a commercial development project in Scottsdale, Arizona. Mr. Acridge is a member of the Company’s Audit and Compensation Committees and is a member of the NACD.

JOHN P. BROGAN, 82 (NACD.DC), has served as a Director of the Company since 1998, and brings significant business and financial accounting expertise to the Board, in addition to his deep knowledge of the Company gained through his service on the Board. Mr. Brogan has an MBA from the University of Notre Dame and is a CPA. He is a private investor who serves on the boards of his investments. One such investment was Alamo Rent-A-Car, where Mr. Brogan served as Secretary and as a director from 1979 to 1986. He is Chairman of Family of Brands and was Chair of the Board of Donate Life, South Carolina through May 2022. Mr. Brogan has CERT Certificates in AI Oversight and Cybersecurity Oversight. He is a NACD Board Leadership Fellow. He is NACD Director Certified (“NACD.DC”) with certificates in Digital Transformation and Finance. He serves on the Audit, Compensation, Executive Finance and Governance committees of U-Haul Holding Company.

JAMES J. GROGAN, ESQ., 72, has served as a Director of the Company since 2016, and previously from 1998 to 2005. As an attorney and successful businessman, he brings to our Board extensive experience in law, business, and as a board member, having served in leadership positions in both public and private companies. Mr. Grogan is also a recognized real estate investor and developer with expertise in a wide range of asset classes. He served on the Global Board of Directors of Cancer Treatment Centers of America from 2008 to 2022, when it was sold to the City of Hope Cancer Hospital and Research Center. He has served on the board of Drees Homes since 2002, one of the country's largest privately held homebuilding companies. From 2011 to 2023, he served as an advisory board member of Kayne Anderson's Real Estate Fund. From 1998 to 2003, Mr. Grogan also served as President and as a director of Sterling Financial/Samoth Capital, a publicly traded, Toronto Stock Exchange company. From 1991 through 1996, Mr. Grogan was the managing partner of Gallagher and Kennedy, a full service business law firm in Phoenix, Arizona. In 2000, he was appointed by the Governor of Arizona to the Board of the Arizona Tourism and Sports Authority, voted Chair by his peers, and oversaw the multi-million-dollar design, siting, and construction of what is now State Farm Stadium, annually one of the most used multi-purpose stadiums in North America. He served as a member of the 2015 Arizona Super Bowl Host Committee. Mr. Grogan is an NACD Board Certified Director and has been an NACD Board Leadership Fellow since 2014.

RICHARD J. HERRERA, 72, has served as a Director of the Company since 2017. Mr. Herrera also serves as a member of the Board of Directors of Real Estate, a subsidiary of the Company. Mr. Herrera was employed as Marketing Vice President/Retails Sales Manager for U-Haul from 1988 to 2001 and served on the Company’s Board from 1993 to 2001 and the U-Haul Board of Directors from 1990 to 2001. Mr. Herrera also served on the Company’s Advisory Board from 2007 to 2013. From 1973 to 1988, Mr. Herrera worked in the Fluid Power Industry (application of hydraulic and pneumatic components). Products were used in machine automation and motion control solutions for all forms of manufacturing, agriculture, military, textile, general industrial applications, and transportation sector applications. Additionally, Mr. Herrera has a long history in the retail industry, including serving as Executive Vice President of Eastern Seaboard Packaging and Executive Vice President of ABUS Lock USA. From 2015 to 2017,

Mr. Herrera worked as a sales representative for Fastenal and from 2018 to 2019 was a sales consultant for BMW Santa Fe. Mr. Herrera is retired but has enjoyed being a professional ski instructor since 2019, certified by the Professional Ski Instructors of America, in Santa Fe, New Mexico. Mr. Herrera is also an automotive racing enthusiast and maintains, repairs, develops and drives a closed course racing sedan. Mr. Herrera is a member of the NACD.

KARL A. SCHMIDT, 66, has served as a Director of the Company since 2016. He has also served as President and CEO of Belmark, Inc. (“Belmark”), since 1994 providing solutions in the label, flexible packaging and folding carton markets. Under Mr. Schmidt’s leadership, Belmark grew from a regional label converter of 90 employees to a nationwide packaging company with over 1,600 employees. Mr. Schmidt has served on the Advisory Board of HP Indigo Labels & Packaging since 2010 and has been a member of the Wisconsin Manufacturing and Commerce Board since 2010. He also currently serves on the Executive Committee and Board of the Green Bay Packers in Green Bay, Wisconsin. Mr. Schmidt’s experience in the manufacturing industry brings a practical skill set to the Board. Mr. Schmidt is a member of the NACD.

ROBERTA R. SHANK, 59, has served as a Director of the Company since December 2019. Since 1999, Ms. Shank has served as the Chief Executive Officer and President of Chas Roberts A/C and Plumbing, an Arizona air conditioning and plumbing contractor, and possesses extensive executive management experience. Ms. Shank also serves on the board, the audit committee and chairs the Compensation Committee of Knight-Swift Transportation Holdings Inc., a NYSE-traded company. She has experience in leading her company through the rapid growth, downturn, and comeback of the construction market, while adjusting its scale and improving profitability. Moreover, she is experienced in managing a workforce with distributed, mobile employees and substantial hiring and retention challenges. In 2014, Ms. Shank was named CEO of the Year by the Arizona Corporate Excellence Awards for the state’s largest private businesses, and in 2013, she received the Greater Phoenix Chamber of Commerce Impact Award. Ms. Shank is the past Chairman of the City of Phoenix Planning Commission and has previously served on several non-profit boards, including the Boys and Girls Club of Metro Phoenix. Ms. Shank’s extensive executive-level leadership and business experience through a variety of economic environments makes her a valuable asset for the Board. Ms. Shank has a CERT Certificate in Cybersecurity Oversight and is a member of the NACD.

Leadership Structure and the Board’s Role in Risk Oversight

Currently, the roles of President and Board Chairman are combined, which we believe fosters clear accountability, effective decision-making, alignment on corporate strategy and oversight of risk. Specifically, our Board believes that its current leadership structure, with Edward J. Shoen serving as both President and Board Chairman, is appropriate and best serves the interests of our Company, stockholders and other constituencies. The Company does not have a lead independent director.

Management is responsible for managing the risks that the Company faces. The Board is responsible for overseeing management’s approach to risk management and supports the achievement of the Company’s objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist them in fulfilling that responsibility.

The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, through its Audit and Cyber Committee, our Board oversees the management by our financial reporting group of our financial statement disclosure controls, systems of internal control over financial reporting, significant financial and accounting matters, the Company’s compliance with legal and regulatory requirements, as well as cybersecurity and other information technology risks affecting the Company. Through its Compensation Committee, our Board has oversight of potential business risks inherent in our compensation programs. The Executive Finance Committee oversees risks associated with the Company’s credit and debt positions and liquidity, monitors the level of risk associated with investment policies and investment portfolios, and evaluates current strategic endeavors by evaluating both short- and long-term debt structures.

Controlled Company Exemption

We are a “controlled company” within the meaning of the NYSE corporate governance standards because the Company’s Chairman, Edward J. Shoen, and his brother, Mark V. Shoen, and certain companies under their control, possess in excess of 50% of our voting power. Under NYSE corporate governance standards, a controlled company is not required to comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, we are not required to comply with this Section, although a majority of our directors are independent. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. Although we are not required to do so, we do have an independent governance committee and an independent compensation committee. As a "controlled company", our Compensation Committee is not required to determine or approve the compensation paid to our executive officers, including our NEOs. As explained under “Other Information Regarding the Board of Directors”, we do not have a nominating committee, and the full Board is responsible for director nominations.

Director Independence

Under NYSE corporate governance standards, a director qualifies as “independent” if the board of directors determines the director has no “material relationship” with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. While the focus is on independence from management, our Board considers all relevant facts and circumstances in making an independence determination. Our Board has affirmatively determined, based upon the recommendation of our Independent Governance Committee, that James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt and Roberta R. Shank are “independent” under NYSE rules. In addition, all of the Directors who serve on our Audit Committee and Compensation Committee each satisfy the enhanced independence standards established by the NYSE rules for such committees. As described under "Board of Directors and Corporate Governance - Controlled Company Exemption" in this Proxy Statement, because we are a "controlled company" for purposes of NYSE corporate governance standards, our Board is not required to be comprised of a majority of independent directors.

Corporate Governance Guidelines and Policies

We believe that good corporate governance helps ensure that the Company is managed well. This is part of why the Company is organized in Nevada. The Board has adopted various corporate governance policies to assist the Board in the exercise of its responsibilities. You can access and print our corporate governance policies, including the charters of our Audit and Cyber Committee, Compensation Committee, Independent Governance Committee, our Code of Ethics, our Corporate Governance Guidelines and other Company policies and procedures on our website at investors.uhaul.com under the “Governance” tab and the caption “Governance Documents”.

Clawback Policy

In 2023, we adopted a Policy for the Recovery of Erroneously Awarded Compensation that complies with SEC and NYSE rules, which mandate the recoupment of certain erroneously paid performance-based incentive compensation received by Executive Officers (as defined in the policy) on or after October 2, 2023, in the event of an accounting restatement. A copy of our Executive Officer Clawback Policy is filed with the SEC as Exhibit 97 to our Annual Report on Form 10-K.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The full Board of the Company met in Board meetings 11 times during Fiscal 2026. For Fiscal 2026, each Director attended at least 86% of the scheduled Board meetings and meetings for the committees on which such respective individual served. The independent Directors met in executive session, without the presence of management, as part of each regularly scheduled Board meeting. During Fiscal 2026, independent Directors Mr. Brogan and Mr. Grogan presided, on a rotating basis, over executive sessions of the independent Directors.

Directors are encouraged to attend our annual meetings of stockholders. Participation via the webcast is encouraged, particularly in cases where travel from out of town would otherwise be required. All Directors attended in person or by webcast our 2025 Annual Meeting of Stockholders, which was held on August 21, 2025.

The Board has established the following standing committees: Audit and Cyber Committee, Executive Finance Committee, Compensation Committee, and Independent Governance Committee. The Board also appoints, from time to time as it deems appropriate, non-Director members to an Advisory Board and to the Independent Governance Committee. The Company does not have a nominating committee, and the responsibility for director nominations is vested in the Board as a whole. The Board does not believe that a separate nominating committee is necessary because the experience and views of all Board members are valuable to the identification and recruitment of potential candidates for the Board. The Board has adopted a resolution addressing the director nomination process and related matters; however, the Board may, in the future, choose to change its director nomination policy, including its policy related to stockholder nomination of directors. This process is described below, under the heading “Director Nomination Process.”

See page 29 of this Proxy Statement for a discussion of Director compensation.

Listed below are descriptions of the Company’s standing committees and the committee memberships as of the date of this Proxy Statement. The charters for the Independent Governance Committee, Audit and Cyber Committee, and Compensation Committee are available at investors.uhaul.com.

Member	Audit & Cyber	Executive Finance	Compensation	Independent Governance	Advisory Board
James E. Acridge	X		X
John P. Brogan	X	X	X	X
James J. Grogan	X			X
Richard J. Herrera
Karl A. Schmidt	X
Roberta R. Shank			X	X
Edward J. Shoen		X
Samuel J. Shoen		X
Douglas A. Ducey(1)*				X
Laurence J. De Respino(2)*					X

*Non-Director Members

(1)
Former Arizona Governor, Douglas A. Ducey, was appointed to the position of non-Director member of the Independence Governance Committee effective January 7, 2026, replacing Thomas W. Hayes. Mr. Ducey previously served as a member of the Advisory Board from January 1, 2024 through December 31, 2025.
(2)
Laurence J. De Respino was appointed to the Advisory Board effective January 7, 2026.

Audit and Cyber Committee. The Audit and Cyber Committee is comprised of James E. Acridge, John P. Brogan, James J. Grogan and Karl A. Schmidt. The Audit and Cyber Committee operates pursuant to a written charter approved by the Board that is available at investors.uhaul.com. Although organized under the same charter and comprised of the same committee members, the Audit and Cyber Committee meets as the Audit Committee to assist the Board in fulfilling its oversight responsibilities pertaining to financial reporting, audit functions and risk management, and in separate sessions as the Cyber Committee when exercising oversight of cybersecurity and other information technology risks affecting the Company. The Audit Committee monitors the financial information that is disseminated to our stockholders and the public, the independence and performance of the Company’s independent registered public accounting firm and internal audit department and the systems of internal control established by management and the Board. The Board has determined that each member of the Audit Committee is independent and meets the applicable requirements of audit committee members under NYSE Listing Rules. Mr. Brogan is designated as the "audit committee financial expert”. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Brogan’s experience and understanding with respect to financial statements, certain accounting principles and auditing matters. The designation does not impose on Mr. Brogan any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to SEC and NYSE requirements does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The committee met as the Audit Committee seven times during Fiscal 2026. The committee met as the Cyber Committee five times during Fiscal 2026.

Executive Finance Committee. The Executive Finance Committee is comprised of John P. Brogan, Edward J. Shoen and Samuel J. Shoen. The committee is authorized to act on behalf of the Board in approving any transaction involving the finances of the Company. The committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board. This committee met or acted by unanimous written consent on 11 occasions during Fiscal 2026.

Compensation Committee. The Compensation Committee is comprised of James E. Acridge, John P. Brogan and Roberta R. Shank. The Compensation Committee operates pursuant to a written charter approved by the Board that is available at investors.uhaul.com. The Board has determined that each member of the Compensation Committee is independent and meets the applicable requirements for compensation committee members under NYSE rules. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, and reviews the annual compensation paid to the President and other executive officers. As a "controlled company", our Compensation Committee is not required to determine or approve the compensation paid to our executive officers, including our NEOs. Additionally, the Compensation Committee monitors management plans and programs for the retention, motivation and development of senior management, and administers our Policy for the Recovery of Erroneously Awarded Compensation. The Compensation Committee met five times during Fiscal 2026.

Independent Governance Committee. The Independent Governance Committee is comprised of John P. Brogan, James J. Grogan, Roberta R. Shank and Douglas A. Ducey. Mr. Ducey is not a member of the Company’s Board. The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance and compliance with relevant state corporate law, SEC rules and NYSE rules. In addition, the committee reviews the independence of potential candidates for Board membership. The committee also reviews other matters as referred to it by the Board from time to time. The committee has the authority and a budget from which to retain professionals. Each member of the Independent Governance Committee is determined by the Board to be free of any relationship that would interfere with his or her exercise of independent judgment as a member of this committee. The Independent Governance Committee met six times during Fiscal 2026. The non-Board member of the Independent Governance Committee is encouraged to attend all Board meetings of the Company. Douglas A. Ducey was appointed as a non-Director member to the Independent

Governance Committee member effective January 7, 2026. During Fiscal 2026, Thomas W. Hayes served as a non-Board member of the Independent Governance Committee until December 31, 2025.

Mr. Ducey previously served as an Advisory Board member from January 2024 through December 2025, bringing extensive executive and financial experience from both the public and private sectors to the Company. He served as the Chief Executive Officer of Citizens for Free Enterprise from June 2023 through February 2026. Prior to this role, Mr. Ducey was elected twice as Governor of Arizona, serving from 2015 to 2023, and served as Arizona State Treasurer from 2011 to 2015. From 1995 to 2007, Mr. Ducey was the Chief Executive Officer of Cold Stone Creamery, which he grew to more than 1,400 locations in the United States and internationally.

Advisory Board. The Advisory Board was reestablished by the Board in April 2016. Advisory Board members are not Directors and as such do not have the authority to vote on Board matters but are given full access to the affairs of the Board, including Board materials, and are allowed full participation at Board meetings. The Advisory Board is not required to have any members, however, the Board has authorized appointing up to two Advisory Board members from time to time, who serve at the discretion of the Board. As of the date of this Proxy Statement, the Advisory Board has one member, Laurence J. De Respino, who was appointed by the Board on January 7, 2026, for a term expiring at the Annual Meeting, and renewing automatically thereat for a term of one year unless earlier terminated by the Board.

Mr. De Respino is an experienced mediator, arbitrator, and principal at De Respino Dispute Resolution Services. From June 2024 through December 2025, he served as a Trustee of the Company’s ESOP. Prior to that Mr. De Respino served as General Counsel for the Company from 2005 through his retirement on May 12, 2023. He had been an attorney for the Company since 2000, including as an attorney with the Company’s external legal counsel prior to joining the Company.

See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the Directors.

DIRECTOR NOMINATION PROCESS

Director Qualifications. The full Board is responsible for Director nominations. Persons nominated to the Board must have personal integrity and a high ethical character. A candidate should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a Director to the Company, its stockholders, and other constituencies. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder, stockholder group, or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for Director, the Directors assure that:

•
all Audit Committee members are independent under the applicable SEC and NYSE standards;
•
at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee; and
•
at least one of the Directors qualifies as an audit committee financial expert under the NYSE standards.

As described under “Board of Directors and Corporate Governance – Controlled Company Exemption” in this Proxy Statement, because we are a “controlled company” for purposes of NYSE corporate governance standards, our Board is not required to be comprised of a majority of independent directors, nor are we required to have a nominating and corporate governance committee and a compensation committee comprised, in each case, entirely of independent directors. Although not required, our Board is comprised of a majority of independent Directors, and we do have an independent governance committee and an independent compensation committee. In reliance upon an exemption for controlled companies from certain provisions of the NYSE corporate governance standards, the Company does not have a nominating committee, and the full Board is responsible for director nominations, as described above. The Board believes that the experience and views of all Board members are valuable to the identification and recruitment of potential candidates for the Board. The Company may in the future decide to rely upon one or more additional exemptions from the corporate governance standards of the NYSE.

Identifying Director Candidates. The Directors utilize a variety of methods for identifying and evaluating nominees to serve as Directors. The Board has a policy of re-nominating incumbent Directors who continue to satisfy the Board’s criteria for membership, whom the Directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling Board vacancies, the Directors will solicit recommendations for nominees from persons the Directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Directors may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the Directors will oversee the collection of information concerning the background and qualifications of the candidates and determine whether the candidates satisfy the minimum qualifications required by the Board for election as Director and whether the candidates possess the specific skills and qualities that, under the Board’s policies, as described in this section, must be possessed by one or more members of the Board.

The Directors may interview any proposed candidate and may solicit views about the candidate’s qualifications and suitability from the Company’s President and other senior members of management. The Company does not have a specific written policy regarding Board diversity as it relates to the selection of nominees for the Board. Diversity in terms of business and professional skills and experience, viewpoints, perspective, education, and other factors, is considered in the decision-making process.

The Directors will make their selections based on all the available information and relevant considerations including, without limitation, the desire for Board diversity as discussed in the preceding paragraph. The Directors’ selection will be based on who, in the view of the Directors, will be best suited for membership on the Board.

In making their selection, the Directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Recommendations for Nomination. The policy of the Board is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below. The evaluation process for such recommendations for nominations is overseen by the Company’s Board as a whole. In evaluating any recommendations for nomination, the Directors seek qualified Directors who can represent fairly and equally all stockholders of the Company and who satisfy the membership qualifications and criteria described above. Any stockholder recommendations for nomination for consideration by the Directors should be mailed or delivered to the Company’s Secretary at 20 E. Thomas Road, 22nd Floor, Phoenix, Arizona 85012. A recommendation for nomination by a stockholder must be accompanied by the following information about the stockholder:

•
the stockholder’s name and address;
•
the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;
•
if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and
•
a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group. The recommendation must be received by the Company not later than 120 calendar days prior to the first anniversary of the date the Company mailed its proxy materials for the prior year’s annual meeting, except that if the date of the annual meeting for the current year is moved more than 30 calendar days from the anniversary date of the annual meeting for the prior year, or if the Company did not hold an annual meeting in the prior year, the submission will be considered timely if it is submitted within a reasonable time in advance of the mailing of the Company’s materials for the annual meeting for the current year. The recommendation must be accompanied by consent of the proposed nominee to be interviewed by Board members and to serve as Director of the Company. Dates by which director nominations must be received in connection with the 2027 annual meeting of stockholders are set out under the caption “Stockholder Proposals For Next Annual Meeting” in this Proxy Statement.

The recommendation must also contain information about the recommended nominee, including:

•
the recommended nominee’s name and address;
•
the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);
•
a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;
•
the qualifications of the recommended nominee; and
•
a statement from the recommending stockholder that in his or her view, the candidate, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

Stockholders who intend to nominate and solicit proxies in support of director nominees other than the Company’s nominees must also comply with the applicable provisions of Rule 14a-19 under the Exchange Act, including by providing a notice to the Company that sets forth the information required by Rule 14a-19(b).

The Secretary of the Company will forward all recommendations to the Board. The acceptance of a recommendation from a stockholder does not imply that the Board will nominate the individual recommended by the stockholder.

The information contained in this Proxy Statement about the Company’s Director nominations process is just a summary. A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address provided herein under the caption “Stockholder Proposals For Next Annual Meeting.”

DIRECTOR COMPENSATION

The Company’s Director compensation program is intended to fairly pay Directors for their time and efforts on behalf of U-Haul Holding Company and its direct subsidiaries, as the case may be, in recognition of their fiduciary obligations and for their liability exposure. Directors are compensated in the form of a cash fee. The Company does not currently offer stock options or equity grants to its Directors other than stock granted under the ESOP. For Fiscal 2026, the annual fee for all services as a Director of the Company was $90,000. Additionally, Audit Committee members also received a $55,000 annual fee for service on such committee, and Executive Finance Committee and Compensation Committee members received a $25,000 annual fee for service on each such committee. Board members serving on the Independent Governance Committee received an annual fee of $27,500. Although not directors, the non-Director Independent Governance Committee member and the Advisory Board member received an annual fee of $90,000. All committee fee amounts are paid in equal monthly installments. The Company also reimburses Directors and the non-Director committee members for the incidental costs associated with their attendance at Board and committee meetings. Director fees paid to Edward J. Shoen and Samuel J. Shoen are included in the Summary Compensation Table.

Name of Director	Fiscal Year	Fees Earned or Paid in Cash	Stock Awards (a)	All Other Compensation	Total Compensation
James E. Acridge (1), (2), (4)	2026	$170,000	$-	$-	$170,000

John P. Brogan (1), (2), (3), (4), (5)	2026	222,500	-	-	222,500

James J. Grogan (1), (2), (5)	2026	172,500	-	-	172,500

Richard J. Herrera (1), (6)	2026	105,000	-	-	105,000

Karl A. Schmidt (1), (2)	2026	145,000	-	-	145,000

Roberta "Sissie" Roberts Shank (1), (4), (5)	2026	142,500	-	-	142,500

Thomas W. Hayes (7)	2026	67,500	-	-	67,500

Douglas A. Ducey (8), (9)	2026	90,000	-	-	90,000

Laurence J. De Respino (10)	2026	22,500			22,500

(1)	U-Haul Holding Company Board Member	(6)	Real Estate Board Member

(2)	Audit Committee Member	(7)	Non-Director Member of Independent Governance Committee through December 31, 2025

(3)	Executive Finance Committee Member	(8)	Advisory Board Member through December 31, 2025

(4)	Compensation Committee Member	(9)	Non-Director Member of the Independent Governance Committee since January 7, 2026

(5)	Independent Governance Committee Member	(10)	Advisory Board Member since January 7, 2026

EQUITY COMPENSATION PLAN INFORMATION

We have no securities to be issued under equity compensation plans not approved by our stockholders. The following table summarizes common stock that may be issued as of March 31, 2026, on the exercise of options under the 2025 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	-	-	20,000,000
Equity compensation plans not approved by security holders	-	-	-
Total as of March 31, 2026	-	-	20,000,000

(a)
Reflects shares of Voting Common Stock and serial common stock, which includes the Company’s Non-Voting Common Stock.

STOCK OWNERSHIP

Security Ownership by Certain Beneficial Owners, Directors, and Management

To the best of the Company’s knowledge, the following table lists, as of June 23, 2026, the beneficial ownership of the Company’s Voting Common Stock and Non-Voting Common Stock of each Director, Director nominee and Named Executive Officer of the Company; and all Directors and executive officers of the Company as a group. The table also lists, to the best of the Company’s knowledge, those persons who beneficially own more than 5% of the Company’s Voting Common Stock issued and outstanding. The percentages of class amounts set forth in the following table are based on 19,435,630 shares of the Company’s Voting Common Stock, and 176,058,583 shares of the Company’s Non-Voting Common Stock outstanding as of June 23, 2026. Except as otherwise indicated, to our knowledge each stockholder listed below possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address of Beneficial Owner (1):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Beneficially Owned	Shares of Non-Voting Common Stock Beneficially Owned	Percentage of Non-Voting Common Stock Beneficially Owned
Directors, Director Nominees and Named Executive Officers:

James E. Acridge, Director/Director Nominee	-	**	-	**

John P. Brogan, Director/Director Nominee	5,550	**	40,987	**

James J. Grogan, Director/Director Nominee	100	**	1,848	**

Richard J. Herrera, Director/Director Nominee	10	**	270	**

Karl A. Schmidt, Director/Director Nominee	2,500	**	24,000	**

Roberta R. Shank, Director/Director Nominee	-	**	-	**

Edward J. Shoen (2) (4), Director/Director Nominee, Principal Executive Officer and 5% Beneficial Owner	9,817,064	50.5%	75,630,907	43.0%

Samuel J. Shoen, Director/Named Executive Officer	3,444	**	31,825	**

Jason A. Berg, Chief Financial Officer/Named Executive Officer	1,061	**	10,407	**

Douglas M. Bell, Named Executive Officer	900	**	8,944	**

John C. Taylor, Named Executive Officer	2,507	**	23,564	**

Directors and executive officers as a group - 15 persons (3)	9,834,757	50.6%	75,790,171	43.0%

5% Beneficial Owners (1)(8):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Beneficially Owned
Willow Grove Holdings LP (4)	9,791,911	50.4%
207 E Clarendon Ave
Phoenix, AZ 85012

Foster Road LLC (4)	9,791,911	50.4%
207 E Clarendon Ave
Phoenix, AZ 85012

Mark V. Shoen (4),(5)	9,828,494	50.6%

The U-Haul Holding Company Employee Stock Ownership Plan (6)	686,697	3.5%

Sophia M. Shoen (7)	1,268,522	6.5%
5104 N. 32nd Street
Phoenix, AZ 85018

**The percentage of the referenced class beneficially owned is less than one percent.

(1)
Except as otherwise indicated, addresses are c/o U-Haul Holding Company, 2727 N. Central Avenue, Phoenix, Arizona 85004.
(2)
Edward J. Shoen has a beneficial interest in 25,106 shares held in trust and 47 shares held through the ESOP and owned in his individual capacity.
(3)
The 9,834,757 shares constitute the shares beneficially owned by the Directors and executive officers of the Company as a group.
(4)
Willow Grove Holdings LP (“WGHLP”) is a Delaware limited partnership. It is owned by various trusts associated with Edward J. Shoen and Mark V. Shoen. It owns, directly and indirectly, 9,791,911 shares. Foster Road LLC is the General Partner of WGHLP.
(5)
Mark V. Shoen has a beneficial interest in 11,477 shares. This consists of shares pursuant to the ESOP and owned in his individual capacity.
(6)
The ESOP Trustee consists of three individuals appointed by the Company’s Board. Each participant (or such participant’s beneficiary) in the ESOP is entitled to direct the ESOP Trustee as to how to vote the shares allocated to such participant’s ESOP account. In the event such participant does not provide such direction to the ESOP Trustee, the ESOP Trustee may vote such participant’s shares as determined by the ESOP Trustee in its discretion. This includes the ESOP shares allocated to Directors and Named Executive Officers as identified in the table above. The Company encourages all ESOP participants to vote.
(7)
Based upon information last provided to the Company.
(8)
Willow Grove Holdings LP, Foster Road LLC, Edward J. Shoen and Mark V. Shoen reported on an amendment to Schedule 13D filed with the SEC on March 28, 2023, that they are part of a group consisting of themselves, Blackwater Investments, Inc., Clarendon Strategies, LLC, and SAC Holding Corporation (collectively, the "Schedule 13D Group") with respect to the Voting Common Stock of the Company. Certain shares of Voting Common Stock reported in this table as beneficially held by any of them may also be deemed to be beneficially held by other persons included in the Schedule 13D Group. Accordingly, the percentage of shares of Voting Common Stock disclosed in this table as Beneficially Owned by them are, in part, duplicative and do not sum to 100%.

To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder. We do not maintain a policy prohibiting our directors, officers and other employees from entering into transactions that are designed to hedge the risks and rewards of owning our stock.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2026, our Compensation Committee was comprised of James E. Acridge, John P. Brogan and Roberta R. Shank. None of the Directors who were a member of the Compensation Committee during Fiscal 2026 were officers or employees of the Company, formerly officers or employees of the Company, or involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of the Company served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a Director of the Company.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301, as amended, as adopted by the PCAOB.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions described above, and its review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, as filed with the SEC on May 27, 2026.

James E. Acridge	John P. Brogan	James J. Grogan	Karl A. Schmidt

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers as of July 1, 2026, are:

Name	Age *	Office
Edward J. Shoen	77	Chairman of the Board and President of U-Haul Holding Company
Douglas M. Bell	67	President of Repwest Insurance Company
Maria L. Bell	56	Chief Accounting Officer of U-Haul Holding Company
Jason A. Berg	53	Chief Financial Officer of U-Haul Holding Company
Kristine K. Campbell	51	General Counsel
Robert W. Simmons	56	President of Oxford Life Insurance Company
John C. (“JT”) Taylor	68	President of U-Haul

* Ages are as of July 1, 2026.

See “Board of Directors and Corporate Governance” for biographical information regarding Edward J. Shoen.

Douglas M. Bell was appointed President of Repwest in February 2013. From 2003 to 2013, he served as Vice President of Underwriting for Repwest. Mr. Bell has also served on the Repwest Board since 2012.

Maria L. Bell was appointed Chief Accounting Officer in August 2019. She has been with the Company since 2003 and served as Controller of U-Haul before being appointed as Chief Accounting Officer.

Jason A. Berg was appointed Chief Financial Officer in June 2016. From 2005 to 2016, he served as Principal Financial Officer and Chief Accounting Officer of the Company. Mr. Berg previously served as Treasurer and Secretary of Oxford. He has been with the Company since 1996.

Kristine K. Campbell has served as General Counsel for the Company since May 2023. Ms. Campbell has been with the Company since 2011, serving as Director of Litigation from 2020 through May 2023, and as Associate General Counsel prior to that.

Robert W. Simmons was appointed President and Chairman of Oxford in April 2024. Mr. Simmons joined Oxford in 2006, and has held the roles of associate actuary, valuation actuary, chief actuary, and most recently vice president and chief financial officer of Oxford.

John C. (“JT”) Taylor has served as a Director of U-Haul since 1990. He has been associated with the Company since 1981 and was appointed as President of U-Haul in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As set forth in the Audit Committee Charter and consistent with NYSE rules, the Company’s Audit Committee reviews and maintains oversight over related party transactions which are required to be disclosed under the SEC rules and regulations and in accordance with generally accepted accounting principles in the United States. Accordingly, all such related party transactions are submitted to the Audit Committee for prior review and oversight. Related party transactions are reviewed based on the overall fairness of the transaction to the Company and whether the transaction as a whole is in the best interests of the Company and its applicable constituencies. The Company’s internal processes are designed to ensure that the Company’s legal and/or finance departments identify and monitor potential related party transactions that may require disclosure and Audit Committee review and oversight.

U-Haul Holding Company has engaged in related party transactions and has continuing related party interests with certain major stockholders, Directors and officers of the consolidated group as disclosed below. Management believes that the transactions described below were completed on terms substantially equivalent to those that would prevail in third party, arm’s-length transactions.

Stuart M. Shoen is the son of Edward J. Shoen. Stuart Shoen is employed by SAC Holdings, as described below. Mr. Shoen serves on the boards of U-Haul, Real Estate and Oxford.

Royal Shoen is the daughter of Edward J. Shoen. Ms. Shoen serves on the Board of Directors of Real Estate and is employed by U-Haul. Ms. Shoen was paid $135,689 in salary for her services during Fiscal 2026.

During Fiscal 2026, Fiscal 2025, and Fiscal 2024, the Company purchased $1.0 million, $0.8 million, and $0.7 million, respectively, of refinishing supplies from Space Age Auto Paint Store Inc. Edward J. Shoen, a significant stockholder, officer and Director of U-Haul Holding Company, owns Space Age Auto Paint Store Inc.

SAC Holdings (as defined below) provides ancillary and specialty printing services to the Company. The financial and other terms of the transactions are substantially identical to the terms of additional specialty printing vendors. During Fiscal 2026 and Fiscal 2025, the Company purchased $5.8 million and $4.6 million, respectively, of services from SAC Holdings.

SAC Holding Corporation and SAC Holding II Corporation (collectively, “SAC Holdings”) were established in order to acquire and develop self-storage properties. These properties are managed by the Company pursuant to management agreements. SAC Holdings, Four SAC Self-Storage Corporation, Five SAC Self-Storage Corporation, Galaxy Investments, L.P. and 2015 SAC Self Storage, LLC are substantially controlled by Blackwater Investments, Inc. (“Blackwater”). Blackwater is wholly owned by WGHLP, which is owned by Mark V. Shoen (a significant stockholder) and various trusts associated with Edward J. Shoen (our Chairman of the Board, President and a significant stockholder) and Mark V. Shoen.

The Company currently manages the self-storage properties owned or leased by Blackwater and Mercury Partners, L.P. (“Mercury”), pursuant to a standard form of management agreement under which the Company receives a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. The Company received management fees, exclusive of reimbursed expenses, of $36.9 million, $37.1 million, and $37.2 million from the above-mentioned entities during Fiscal 2026, Fiscal 2025, and for the fiscal year ended March 31, 2024 (“Fiscal 2024”), respectively. This management fee is consistent with the fee received for other properties the Company previously managed for third parties. Mark V. Shoen controls the general partner of Mercury. The limited partner interests of Mercury are owned indirectly by James P. Shoen and various trusts benefiting Edward J. Shoen and James P. Shoen or their descendants.

The Company leases space for marketing company offices, vehicle repair shops and hitch installation centers from subsidiaries of Blackwater. Total lease payments pursuant to such leases were $2.6 million, $2.6 million, and $2.4 million for Fiscal 2026, Fiscal 2025, and Fiscal 2024, respectively. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

As of March 31, 2026, subsidiaries of Blackwater and Mercury acted as independent U-Haul dealers. The financial and other terms of such dealership contracts are substantially identical to the terms of those with the Company’s other independent dealers, whereby commissions are paid by the Company based upon equipment rental revenue. However, in some instances the dealership contracts with these entities are for a specified term of years, as opposed to being on a month-by-month term. The Company paid the above-mentioned entities $105.8 million, $106.2 million, and $82.1 million in commissions pursuant to such dealership contracts during Fiscal 2026, Fiscal 2025, and Fiscal 2024, respectively.

These agreements, excluding Dealer Agreements, provided revenue of $36.9 million, expenses of $8.3 million and cash flows of $34.4 million during Fiscal 2026, revenue of $36.8 million, expenses of $7.2 million and cash flows of $34.5 million during Fiscal 2025, and revenue of $29.7 million, expenses of $2.4 million and cash flows of $27.3 million during Fiscal 2024. Revenues and commission expenses related to the Dealer Agreements were $506.8 million and $105.8 million, respectively, for Fiscal 2026, $512.8 million and $106.2 million, respectively, for Fiscal 2025, and $384.5 million and $82.1 million, respectively, for Fiscal 2024.

In February 2011, the Company and U.S. Bank Trust Company, National Association, a national banking association as successor in interest to U.S. Bank National Association (the “Trustee”) entered into the U-Haul Investors Club® Indenture. The Company and the Trustee entered into this indenture to provide for the issuance of notes (“U-Notes”) by the Company directly to investors over the Company’s proprietary website,

uhaulinvestorsclub.com. The U-Notes® are secured by various types of collateral including rental equipment and real estate. U-Notes are issued in series that vary as to principal amount, interest rate and maturity. U-Notes are obligations of the Company and are secured by the associated collateral; they are not guaranteed by any of the Company’s affiliates or subsidiaries.

As of March 31, 2026, the following related parties invested in U-Notes, in amounts in excess of $120,000, upon the following terms.

	As of March 31, 2026
Investor	Amount Outstanding	Interest Rates	Largest Outstanding (h)	Principal Repayments (g)
	(Amounts in thousands)
Edward J. Shoen (a)	5,500	2.50% - 8.00%	6,025	1,393
Stuart M. Shoen	560	4.00% - 8.00%	569	164
Samuel J. Shoen (b)	3,082	2.75% - 8.00%	3,188	177
James P. Shoen (c)	5,016	4.00% - 8.00%	5,465	838
Mark V. Shoen (d)	413	5.05% - 6.90%	439	151
Diamond Ranch Trust Company (e)	1,379	5.53% - 7.75%	1,511	165
Diamond Ranch Trust Company (f)	1,467	5.53% - 7.75%	1,595	156
Jeremy McNeil (g)	-	4.50% - 8.00%	1,524	51
John C. ("JT") Taylor	385	2.25% - 7.75%	396	151
Repwest	1,410	6.90% - 8.00%	1,502	101

(a)
Individually and pursuant to a trust agreement
(b)
Including investments by or on behalf of his child
(c)
Including investments by or on behalf of his children
(d)
Including investments by or on behalf of his child
(e)
As trustee under the “C” Irrevocable Trust with Edward J. Shoen as grantor
(f)
As trustee under the “C” Irrevocable Trust with Mark V. Shoen as grantor
(g)
As trustee under the “C” Irrevocable Trust with James P. Shoen as grantor, merged into James P. Shoen account in July 2025
(h)
During Fiscal 2026

There are no fees to join or maintain a membership with the U-Haul Investors Club. The U-Haul Investors Club operates through its proprietary website, uhaulinvestorsclub.com, and is open to all U.S. residents and entities organized under the laws of a U.S. jurisdiction, and accepts investments as low as $100.

INSIDER TRADING ARRANGEMENTS AND POLICIES

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted a policy governing the purchase, sale, and/or other dispositions of our securities by our directors, non-director Board members, officers, and team members. Our policy regarding insider trading is set out in Section 6 – Insider Trading of our Code of Ethics, which was filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended March 31, 2026. In addition, the Company must comply with applicable laws, rules, regulations, and exchange listing standards in connection with the purchase of its securities. We believe that our policy regarding insider trading and our processes relating to compliance with laws, are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the SEC. Such Directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during Fiscal 2026 all Section 16(a) filings applicable to its Directors, officers and 10% stockholders were filed on a timely basis.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board or with its non-executive directors as a group by addressing communications to the Board of Directors or to the Non-Executive Directors, as applicable, of U-Haul Holding Company c/o the Secretary of U-Haul

Holding Company at 20 E. Thomas Road, 22nd Floor, Phoenix, Arizona 85012. All such communications, or summaries thereof, will be relayed to the Board or to the non-executive Directors, as applicable.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders of U-Haul Holding Company, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and the Company’s Bylaws and received by the Secretary of U-Haul Holding Company, c/o U-Haul International, Inc., 20 E. Thomas Road, 22nd Floor, Phoenix, Arizona 85012, on or before March 3, 2027. Any proposals received after such date will be considered untimely.

Proposals, including director nominations, to be presented at the 2027 Annual Meeting of Stockholders of U-Haul Holding Company that are not intended for inclusion in the proxy statement and form of proxy must also be submitted by March 3, 2027, and in accordance with the applicable provisions of the Company’s Bylaws. A copy of the Bylaws is available upon written request, delivered to the Secretary of U-Haul Holding Company at the address in the preceding paragraph. Stockholders who intend to nominate and solicit proxies in support of director nominees other than the Company’s nominees must comply with the applicable provisions of the Company’s Bylaws and Rule 14a-19 under the Exchange Act, including by providing a notice to the Company that sets forth the information required by Rule 14a-19(b).

The Company will not consider any proposal or nomination that is not timely or otherwise does not comply with the Company’s Bylaws or meet SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

The Company suggests that proponents submit their proposals to the Secretary of U-Haul Holding Company by Certified Mail-Return Receipt Requested.

OTHER MATTERS

A copy of the Company’s Annual Report for the year ended March 31, 2026, may be viewed and downloaded from proxyvote.com or from the Company’s Investor Relations website at investors.uhaul.com, may be requested via e-mail through either such website, or requested telephonically at 1-800-579-1639. The Annual Report is not to be regarded as proxy solicitation material.

With respect to Company stockholders’ meetings following the Annual Meeting, the Company anticipates it will continue furnishing proxy materials to stockholders by posting such materials on an internet website in accordance with applicable laws and providing stockholders with notice of internet availability of such materials. Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

The mailing address for the principal executive office of the Company is U-Haul Holding Company, 5555 Kietzke Lane, Ste. 100, Reno, Nevada 89511.

UPON REQUEST, THE COMPANY WILL PROVIDE BY FIRST CLASS U.S. MAIL, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, WITHOUT CHARGE, A COPY OF THIS PROXY STATEMENT, THE PROXY CARD, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2026, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: DIRECTOR, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

U-HAUL HOLDING COMPANY 2026 ANNUAL MEETING OF STOCKHOLDERS

August 20, 2026

Phoenix, Arizona

MEETING PROCEDURES

In fairness to all stockholders attending the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of U-Haul Holding Company, and in the interest of an orderly meeting, we ask you to honor the following:

A. The Annual Meeting will not be open to the public. Pursuant to Section 6 of Article II of U-Haul Holding Company’s Restated Bylaws (the “Bylaws”), attendance at the Annual Meeting is limited to (i) stockholders entitled to vote at the Annual Meeting and (ii) the persons upon whom proxies valid for purposes of the Annual Meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution). A person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the Annual Meeting. Stockholders of record or their proxies and beneficial owners may be asked to show proof of entitlement to attend the Annual Meeting. Stockholders of record voting by proxy will not be admitted to the Annual Meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the Annual Meeting. In addition, the media will not be given access to the Annual Meeting. The Annual Meeting will be webcast over the internet at investors.uhaul.com and such webcast will be open to the public. We encourage stockholders and other stakeholders and media members to watch the Annual Meeting via our webcast. We believe this is one way to reduce the carbon footprint attributable to the Annual Meeting.

B. With the exception of cameras and recording devices provided by the Company, cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C. Pursuant to Article II, Section 9 of the Bylaws after calling the Annual Meeting to order, the chairman of the meeting will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the Inspector of Elections. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted.

D. Pursuant to Article II, Section 9 of the Bylaws the chairman of the meeting has, among other things, absolute authority to determine the order of business to be conducted at the Annual Meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the Annual Meeting (including any informal, or question-and-answer, portions thereof).

E. When an item is before the Annual Meeting for consideration, questions and comments are to be confined to that item only.

F. Pursuant to Article II, Section 5 of the Bylaws, only such business (including director nominations) as shall have been properly brought before the Annual Meeting shall be conducted.

Pursuant to the Bylaws, in order to be properly brought before the Annual Meeting, such business must be a proper subject for shareholder action under Nevada law and have either been (1) specified in the written notice of the Annual Meeting (or any supplement thereto) given to stockholders on the record date for such meeting by or at the direction of the Board of Directors of the Company (the “Board”), (2) brought before the Annual Meeting at the direction of the Board or the chairman of the Annual Meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary (Secretary of U-Haul Holding Company, c/o U-Haul International, Inc., 2727 North Central Avenue, Phoenix, Arizona 85004) no later than March 4, 2026.

b) Such notice must have set forth:

i.
a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,
ii.
the name and address of the person proposing to bring such business before the meeting,
iii.
the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

iv.
if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”), and the written consent of each such nominee to serve if elected,
v.
any material interest of such stockholder in the specified business,
vi.
whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and
vii.
all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to the Exchange Act.

No business shall be brought before any meeting of the Company’s stockholders otherwise than as provided in Article II, Section 5 of the Bylaws. The chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the Annual Meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the Annual Meeting and the improper item of business or nomination shall be disregarded.

G. At the appropriate time, any stockholder who wishes to address the Annual Meeting should do so only upon being recognized by the chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H. Pursuant to Article II, Section 6 of the Bylaws, a person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group.

I. If there are any question’s remaining after the Annual Meeting is adjourned, please take them up with the representatives of the Company at the Secretary’s desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after such meeting.

J. Pursuant to Article II, Section 12 of the Bylaws, all informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the Annual Meeting.

K. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

L. It is requested that common courtesy be observed at all times.

Our objective is to (1) encourage open communication and the free expression of ideas that are conducive to the best interests of stockholders of the Company, and (2) to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation in accomplishing these objectives will be sincerely appreciated by the Company and its stockholders.

U-HAUL HOLDING COMPANY
C/O U-HAUL INTERNATIONAL, INC.
ATTN: LEGAL DEPARTMENT
2727 N. CENTRAL AVE
PHOENIX, AZ 85004

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 19, 2026 for shares held directly and by 11:59 P.M. ET on August 17, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 19, 2026 for shares held directly and by 11:59 P.M. ET on August 17, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01485-P54556 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U-HAUL HOLDING COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward J. Shoen
02) James E. Acridge
03) John P. Brogan
04) James J. Grogan
05) Richard J. Herrera
06) Karl A. Schmidt
07) Roberta R. Shank

The Board of Directors recommends you vote for a 3-YEARS frequency for proposal 3, FOR proposals 2, 4, and 5, and AGAINST proposal 6.

	1 Year	2 Years	3 Years	Abstain
3. An advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.ProxyVote.com

T01486-P54556

U-HAUL HOLDING COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 20, 2026

The stockholder(s) hereby appoint(s) Samuel J. Shoen as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of U-Haul Holding Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PDT, on Thursday, August 20, 2026, at the Shoen Family Conference and Fitness Center, 45 E. Roanoke Ave., Phoenix, Arizona 85004 and via webcast at http://investors.uhaul.com, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR A 3-YEARS FREQUENCY FOR PROPOSAL 3, FOR PROPOSALS 2, 4, AND 5, AND AGAINST PROPOSAL 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side